Exhibit 10.2

[Execution]

AMENDMENT NO. 6 TO CREDIT AGREEMENT AND EXTENSION

AMENDMENT NO. 6 TO CREDIT AGREEMENT AND EXTENSION, dated as of November 12, 2014 (this “Amendment No. 6”), is by and among Wells Fargo Capital Finance, LLC, a Delaware limited liability company, as agent for the Lenders (as hereinafter defined) pursuant to the Credit Agreement as defined below (in such capacity, together with its successors and assigns, and any replacement, in such capacity, “Agent”), the parties to the Credit Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”), Colt Defense LLC, a Delaware limited liability company (“Colt Defense”), Colt Canada Corporation, a Nova Scotia corporation (“Colt Canada”), Colt’s Manufacturing Company LLC, a Delaware limited liability company (“CMC” and together with Colt Defense and Colt Canada, each individually, a “Borrower” and collectively, “Borrowers”), New Colt Holding Corp., a Delaware corporation (“New Colt”), Colt Finance Corp., a Delaware corporation (“Colt Finance”), Colt Defense Technical Services LLC, a Delaware limited liability company (“CDTS”) and Colt International Coöperatief U.A., a cooperative formed under Dutch law (“Dutch Holdings” and, together with New Colt, Colt Finance and CDTS, each individually a “Guarantor” and collectively, “Guarantors”).  All terms used herein that are defined in the Credit Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, Agent, Lenders, Borrowers and Guarantors are parties to financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Credit Agreement dated as of September 29, 2011 by and among Agent, Lenders, Borrowers and the guarantors party thereto, as amended by Amendment No. 1 to Credit Agreement and Waiver, dated as of February 24, 2012, Amendment No. 2 to Credit Agreement and Consent, dated as of March 22, 2013, Amendment No. 3 to Credit Agreement and Consent, dated as of June 19, 2013, Amendment No. 4 to Credit Agreement, dated as of July 12, 2013 (as amended by the First Amendment to Amendment No. 4 to Credit Agreement, dated as of October 4, 2013, Second Amendment to Amendment No. 4 to Credit Agreement, dated as of January 31, 2014, and Third Amendment to Amendment No. 4 to Credit Agreement, dated as of April 30, 2014), and Amendment No. 5 to the Credit Agreement and Extension, dated as of August 5, 2014 (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, restructured, refinanced or replaced, the “Credit Agreement”) and the other Loan Documents;

WHEREAS, the Loan Parties have requested that Agent and the Lenders amend certain terms and conditions of the Credit Agreement and agree to certain extensions;

WHEREAS, Agent and Lenders are willing to agree to such amendments and to provide such extensions on the terms and subject to the conditions contained herein; and

WHEREAS, by this Amendment No. 6 Agent, Lenders, Borrowers and Guarantors intend to evidence such extensions and the amendments set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, the parties hereto agree as follows:

1.        Definitions.

(a)        Additional Definitions.  As used herein or in the Credit Agreement or any of the other Loan Documents, the following terms shall have the meanings given to them below and the Credit Agreement shall be deemed and is hereby amended to include, in addition and not in limitation, the following:

(i)            “Amendment No. 6” shall mean Amendment No. 6 to Credit Agreement and Extension by and among Borrowers, Guarantors, Agent and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, restructured, refinanced or replaced.

(ii)           “Amendment No. 6 Effective Date” shall mean the date on which all conditions precedent to the effectiveness of Amendment No. 6 have been satisfied or waived.

(b)        Interpretation.  For purposes of this Amendment No. 6, all terms used herein which are not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Credit Agreement as amended by this Amendment No. 6.

2.        Extension of Time to Deliver Certain Monthly Financial Statements.  Notwithstanding anything contained in Section 5.1 or Schedules 5.1(a) or 5.1(b) of the Credit Agreement to the contrary, Agent and Required Lenders agrees that Borrowers and Guarantors may deliver the monthly financial statements, reports and other items required pursuant to Section 5.1 and Schedules 5.1(a) or 5.1(b) of the Credit Agreement in respect of the month and fiscal quarter ended September 30, 2014 on or before November 21, 2014. Acknowledgment.  Each Borrower and Guarantor (collectively, “Loan Parties” and each, a “Loan Party”) acknowledges that the Fixed Charge Coverage Ratio of Parent and its Subsidiaries for the period of four consecutive fiscal quarters ended on or about September 28, 2014 was less than 1.00:1.00.  The Loan Parties agree that in accordance with Section 3.2 of the Credit Agreement, Lenders are not obligated to make Advances or to extend any other credit if a Compliance Period exists or to the extent that such Advance or extension of credit would cause a Compliance Period to exist. Representations and Warranties.  Each Loan Party, jointly and severally, hereby represents and warrants to Lender Group as follows: This Amendment No. 6 and each of the documents, instruments and agreements executed and delivered in connection herewith (collectively, with this Amendment No. 6, the “Amendment Documents”) have been duly authorized, executed and delivered by all necessary action of each Loan Party party hereto and thereto and constitutes the legal, valid and binding obligations of each such Loan Party party thereto enforceable against each Loan Party in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, moratorium or similar laws relating to or limiting creditors’ rights generally;

(b)        The execution, delivery, and performance by each Loan Party of this Amendment and each other Amendment Document to which it is a party and the consummation of the transactions contemplated hereby and thereby do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect where the failure to obtain the foregoing has or could reasonably be expected to have a Material Adverse Change;

(c)        As to each Loan Party, the execution, delivery, and performance by such Loan Party of this Amendment No. 6 and each other Amendment Document to which it is a party and the transactions contemplated hereby and thereby do not and will not (i) violate any provision of federal, provincial, state, or local law or regulation applicable to any Loan Party or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party or its Subsidiaries, where such violation has or could reasonably be expected to have a Material Adverse Change, (ii) violate any provisions of the Governing Documents of any Loan Party or its Subsidiaries, (iii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of any Loan Party or its Subsidiaries where any such conflict, breach or default has or could individually or in the aggregate reasonably be expected to have a Material Adverse Effect,(iv) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, or (v) require any approval of any holders of Equity Interests of a Loan Party or any approval or consent of any Person under any Material Contract of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of Material Contracts, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to have a Material Adverse Change; and

(d)        No Default or Event of Default has occurred and is continuing.

5.        Conditions Precedent.  The amendment and extension provided for herein shall only be effective upon the receipt by Agent of the following:

(a)        counterparts of this Amendment No. 6, duly authorized, executed and delivered by Borrowers, Guarantors and Required Lenders; and

(b)        a true and correct copy of an amendment and extension to the Term Loan Agreement, in form and substance reasonably satisfactory to Agent, duly authorized, executed and delivered by the parties thereto, which shall be in full force and effect.

6.        General.

(a)        Effect of this Amendment.  Except as expressly provided herein or in the other Amendment Documents, no other changes or modifications to the Loan Documents are intended or implied, and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof.  On and after the Amendment No. 6 Effective Date each Amendment Document shall for all purposes constitute a Loan Document.

(b)        Governing Law.  THE VALIDITY OF THIS AMENDMENT NO. 6, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE

RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(c)        Binding Effect.  This Amendment No. 6 and each of the other Amendment Documents, shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties hereto.

(d)        Counterparts, etc.  Each Amendment Document may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement.  Delivery of an executed counterpart of each Amendment Document by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of such Amendment Document.  Any party delivering an executed counterpart of each Amendment Document by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of such Amendment Document but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of such Amendment Document.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 6 to be duly executed and delivered by their authorized officers as of the day and year first above written.

COLT DEFENSE LLC

By:	/s/ Scott Flaherty
Name: Scott Flaherty
Title: Chief Financial Officer

COLT FINANCE CORP.

By:	/s/ Scott Flaherty
Name: Scott Flaherty
Title: Chief Financial Officer

NEW COLT HOLDING CORP.

By:	/s/ Scott Flaherty
Name: Scott Flaherty
Title: Chief Financial Officer

COLT’S MANUFACTURING COMPANY LLC

By:	/s/ Scott Flaherty
Name: Scott Flaherty
Title: Chief Financial Officer

COLT DEFENSE TECHNICAL SERVICES LLC

By:	/s/ Scott Flaherty
Name: Scott Flaherty
Title: Chief Financial Officer

COLT CANADA CORPORATION

By:	/s/ Scott Flaherty
Name: Scott Flaherty
Title: Chief Financial Officer

COLT INTERNATIONAL COÖPERATIEF U.A.

By:	/s/ Scott Flaherty
Name: Scott Flaherty
Title: Chief Financial Officer

[Signature Page to Amendment No. 6 to Credit Agreement and Extension]

AGENT AND LENDERS

WELLS FARGO CAPITAL FINANCE, LLC, as Agent and as a Lender

By:	/s/ William Williams
Name: William Williams
Title: Vice President

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, as a Lender

By:	/s/ Carmela Massari
Name: Carmela Masari
Title: Senior Vice President

[Signature Page to Amendment No. 6 to Credit Agreement and Extension]